Xcerra To Become A Private Company April 2017 Exhibit 99.3

Forward Looking Statements Certain statements contained in this presentation may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation (“Xcerra”) and Unic Capital Management Co., Ltd. (“Parent”) and the ability to consummate the transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) or from the Committee on Foreign Investment in the United States (CFIUS); uncertainties as to the timing of the consummation of the transaction and the ability of each of Xcerra and Parent to consummate the transaction, including as a result of the failure of Parent to obtain or provide on a timely basis or at all the necessary financing; risks that the transaction disrupts the current plans and operations of Xcerra; the ability of Xcerra to retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Xcerra’s most recent Annual Report on Form 10-K, and Xcerra’s more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”). Xcerra can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

8 April 2017 Participants in the Solicitation Xcerra and its directors and executive officers and certain of its other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Xcerra’s directors and executive officers is included in Xcerra’s Annual Report on Form 10-K for the year ended July 31, 2016, filed with the SEC on September 16, 2016, and the proxy statement for Xcerra’s 2016 annual meeting of stockholders, filed with the SEC on October 28, 2016. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below. Additional Information and Where to Find It This presentation is being delivered in respect of the proposed transaction involving Xcerra and Parent. Xcerra intends to file with the SEC a proxy statement in connection with the proposed transaction as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Xcerra and will contain important information about the proposed transaction and related matters. XCERRA’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Xcerra with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Xcerra will be able to obtain free copies of the proxy statement from Xcerra by contacting Investor Relations by mail at Attn: Investor Relations, 825 University Avenue, Norwood, Massachusetts 02062.

Agenda What is happening? Who is Sino IC Capital? Customer benefits What can customers expect from now until closing? As an Xcerra customer… what changes will I see? In Summary Confidential Measured by your success

What is Happening? Xcerra’s Board of Directors has agreed to sell all of the Company’s outstanding stock to an affiliate of Sino IC Capital, the largest Chinese private equity fund focused on the semiconductor industry An affiliate of Sino IC Capital will pay $10.25 per share of Xcerra common stock (or approximately $578M in the aggregate) The definitive agreement has been signed, and we are now working to satisfy all of the closing conditions, including obtaining shareholder and governmental approvals We anticipate that the closing will occur before the end of the calendar year After closing Xcerra will be a private company and no longer will be listed on the Nasdaq stock exchange Confidential Measured by your success

Who is Sino IC Capital? Largest private equity fund specializing on the semiconductor industry based in Beijing, China with over $20B in Fund Size Deep experience in the semiconductor industry and have made investments in over 40 industry projects, covering all sectors of the industry, such as: Confidential Measured by your success #1 OSAT China, #4 Globally Mobile + RF/Connectivity/DTV Assembly, test and packaging JV

Committed to Semiconductor Industry Lead by Mr. Jun Lu President of Sino IC Capital and Chairman of Sino IC Leasing Executive Vice President of China Development Bank Capital Non-Executive Director of SMIC Previously worked for 20 years at China Development Bank Corporation Choosing Xcerra is a strong endorsement to our strategy, our products and our employees Confidential Measured by your success “"Xcerra's leadership and employees have delivered quality products and innovations to its customers and the marketplace for over four decades. Our partnership and investment in Xcerra will help build on this track record of success and accelerate the company’s ability to access new markets, develop new product lines, and serve more customers. We value the entire Xcerra team and are committed to keeping the company's headquarters in Norwood, Massachusetts…” Jun Lu, President Sino IC Capital

No Tactical Changes We expect no changes to the day-to-day operations of the company Sino IC Capital is a financial investor, we expect no consolidation of product lines, offices and functions We expect Xcerra’s existing management to continue to run the company We expect no change to our desired culture of Excellence in Communication and Execution Upon closing Xcerra will become a stand-alone subsidiary of Sino IC Capital and will continue to be a global company, headquartered in Norwood, Massachusetts and governed by U.S. law Confidential Measured by your success

Strategic Benefits to Our Customers With greater financial backing, Xcerra can focus on innovation and bringing additional products and solutions to its customers worldwide Sino IC Capital will Support Xcerra’s development of its current product roadmaps and customer commitments Help finance additional organic and inorganic investments Help Xcerra enter new markets expanding our portfolio offering to you Our ability to serve our customers in China and worldwide is expected to greatly increases Access to Sino IC Capital leasing program is expected to provided financing programs for higher flexibility and better risk management Confidential Measured by your success

What can customers expect from now until closing? WE EXPECT NO CHANGE IN DAY TO DAY OPERATIONS – IT IS BUSINESS AS USUAL We expect to close the transaction by the end of the calendar year The transaction is subject to approval by Xcerra’s shareholders, the satisfaction of other customary closing conditions, and regulatory review and approvals We are committed to providing clear, timely communication throughout this process Agreement Signed & Announced Shareholder Vote Anti-trust, CFIUS, and other regulatory filings Approvals Obtained Deal Closure Day 1 End of CY2017

In Summary – Elevator Pitch Definitive agreement has been signed with an affiliate of Sino IC Capital, the largest Chinese private equity fund focused on the semiconductor industry We are now working to satisfy all of the closing conditions, including obtaining shareholder and governmental approvals We anticipate the closing will occur by the end of the calendar year Upon closing of the transaction, Xcerra will become a stand-alone subsidiary of Sino IC Capital and will continue to be a global company, headquartered in Norwood, Massachusetts We expect the existing management team to continue to run the company Sino IC Capital is a financial investor, we expect no consolidation of product lines, offices or functions. We expect no changes to the day-to-day operations of the company With the backing of one of the largest private equity funds in China, we expect the transaction to strengthen the Company’s competitive positioning and growth potential on a global basis Confidential Measured by your success

Thank You!